Exhibit 99.1

BASSI UNIPERSONALE S.R.L.

FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2015

BASSI UNIPERSONALE S.R.L.

CONTENTS

FOR THE YEAR ENDED DECEMBER 31, 2015

CORPORATE INFORMATION

Bassi Unipersonale S.r.l. (Bassi) was established on December 19, 2014 and was the subject of a contribution in kind on December 30, 2014 by Bassi Holding S.r.l. (Bassi Holding). The contribution in kind represented the assets and liabilities and the trading activity of Bassi Holding with the exception of the building from which the Bassi business is conducted.

The duration of the company, as stated in the company’s Bylaws, is until December 31, 2050.

The Company operates in Italy with headquarters at Via Mensa, 3/2 - S. Maria in Fabriago, Lugo (RA).

Bassi was, until January 29, 2016, a privately owned company with global manufacturing and headquarters in Lugo di Ravenna. The Company has been established for forty years; the principal activities of the Company are the design, manufacture and sale of Battery Chargers for electric vehicles, Power Systems and UPS for industrial, medical and telecom applications and Electronic Instrumentation for battery laboratories.

The Company has designed more than one thousand power electronic devices for mission critical applications (aerospace, railway, medical, oil & gas), becoming a pioneer in fast-charging methodologies. It has developed original technologies that maximize the efficiency of battery chargers which allows users to save energy and to reduce the carbon footprint of electric vehicles.

As at December 31, 2015 Bassi was owned 100% by Bassi Holding.

On January 29, 2016 Sevcon, Inc., via its wholly owned Italian subsidiary company, Sevcon S.r.l., acquired 100% of the quota share capital of Bassi.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

BALANCE SHEETS
Bassi Unipersonale S.r.l.

December 31, 2015 and 2014

(in thousands of Euros)
	Notes	December 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	2	1,893	3,154
Trade receivables	3	2,983	1,502
Inventories	4	3,304	2,597
Other current assets	5	552	272
Total current assets		8,732	7,525
Property, plant and equipment, net	6	414	377
Intangible assets	7	69	2
Long-term deferred tax assets	8	230	240
Total assets		9,445	8,144

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Loans and borrowings	9	5	2
Trade payables	10	3,095	2,746
Other current liabilities	11	1,770	1,170
Income tax payable	12	23	-
Total current liabilities		4,893	3,918
Employee defined benefit liabilities	13	1,340	1,197
Income tax payable	14	180	-
Total liabilities		6,413	5,115

Share capital		100	100
Other capital reserves		1,255	2,029
Retained earnings		1,915	1,099
Accumulated other comprehensive income (loss)		(238)	(199)
Total stockholders’ equity	15	3,032	3,029
Total liabilities and stockholders’ equity		9,445	8,144

The accompanying notes are an integral part of these consolidated financial statements.

STATEMENTS OF INCOME
Bassi Unipersonale S.r.l.

For the Years ended December 31, 2015 and 2014

		(in thousands of Euros)
	Notes	2015	2014
Revenue	16	14,264	15,531
Cost of sales	17, 18	(11,147)	(11,377)
Gross profit		3,117	4,154
Personnel costs	19	(973)	(1,109)
Other operating expense	20,21	(1,316)	(1,405)
Operating income		828	1,640
Finance income	22	18	23
Finance expense	23	(17)	(10)
Profit before tax		829	1,653
Tax expense	24	(13)	(554)
Profit for the year		816	1,099

STATEMENTS OF COMPREHENSIVE INCOME
Bassi Unipersonale S.r.l.

For the Years ended December 31, 2015 and 2014

		(in thousands of Euros)
Notes		2015	2014
Profit for the year		816	1,099
Items that will or may be reclassified to profit or loss:
Actuarial losses		(54)	(274)
Tax relating to actuarial losses		15	75
Other comprehensive loss for the year, net of tax		(39)	(199)
Other comprehensive income for the year, net of tax	25	777	900

The accompanying notes are an integral part of these consolidated financial statements.

STATEMENTS OF STOCKHOLDERS’ EQUITY
Bassi Unipersonale S.r.l.

For the Years ended December 31, 2015 and 2014

					(in thousands of Euros)
	Share Capital	Other Capital Reserve	Retained earnings	Profit for the year	Accumulated other comprehensive income (loss)	Total
As at January 1, 2014	100	1,265	-	964	-	2,329
Dividends	-	(200)	-	-	-	(200)
Profit transfer	-	964	-	(964)	-	-
Profit for the year	-	-	-	1,099	(199)	900
As at December 31, 2014	100	2,029	-	1,099	(199)	3,029
Dividends	-	(420)	-	-	-	(420)
Other movements	-	246	-	-	-	246
Substitution tax	-	(600)	-	-	-	(600)
Profit transfer	-	-	1,099	(1,099)	-	-
Profit for the year	-	-	-	816	(39)	777
As at December 31, 2015	100	1,255	1,099	816	(238)	3,032

The accompanying notes are an integral part of these consolidated financial statements.

STATEMENTS OF CASH FLOWS
Bassi Unipersonale S.r.l.

For the Years ended December 31, 2015 and 2014

	(in thousands of Euros)
	2015	2014
Cash flows from operating activities:
Profit for the year	816	1,099
Adjustment for:
Amortization and impairment of tangible and intangible assets	78	66
Other provisions and impairments (revaluations)	46	247
(Increase) decrease in trade and other receivables	(1,879)	225
Increase in inventories	(707)	(389)
Decrease in trade and other payables	882	111
Increase in provisions and employee benefits	104	103
Net cash flows from operating activities	(660)	1,462
Cash flows from investing activities:
Purchase of property, plant and equipment	(183)	(66)
Net Cash flows used in investing activities	(183)	(66)
Cash flows from financing activities:
Dividends paid	(420)	(200)
Proceeds from borrowings	2	-
Net cash flows used in financing activities	(418)	(200)
Net (decrease) increase in cash and cash equivalents	(1,261)	1,196
Cash and cash equivalents at beginning of year	3,154	1,958
Cash and cash equivalents at end of year	1,893	3,154

The accompanying notes are an integral part of these consolidated financial statements.

Tel: +39 051 27.15.54 Fax: +39 051 22.89.24 www.bdo.it	Corte Isolani n. 1 40125 Bologna

Independent Auditor’s Report

The Board of Directors

Bassi Unipersonale S.r.l.,

We have audited the accompanying financial statements of Bassi Unipersonale S.r.l., which comprise the balance sheets as of December 31, 2015 and 2014, and the related statements of income and comprehensive income, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with International Financial Reporting Standards ; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bassi Unipersonale S.r.l. as of December 31, 2015 and 2014, and the results of its operations and its cash flows for the years then ended in accordance with International Financial Reporting Standards as issued by International Accounting Standard Board.

/s/ BDO Italia S.p.A.
BDO Italia S.p.A.

Bologna, Italy
April 15, 2016

Aosta, Bari, Bergamo, Bologna, Brescia, Cagliari, Firenze, Genova, Milano, Napoli, Novara, Padova, Palermo, Pescara, Potenza, Roma, Torino, Treviso, Trieste, Verona, Vicenza

BDO Italia S.p.A. – Sede Legale: Viale Abruzzi, 94 – 20131 Milano – Capitale Sociale Euro 1.000.000 i.v.
Codice Fiscale, Partita IVA e Registro Imprese di Milano n. 07722780967 - R.E.A. Milano 1977842
Iscritta al Registro dei revisori Legali al n. 167911 con D.M. del 15/03/2013 G.U. n. 26 del 02/04/2013
BDO Italia S.p.A., società per azioni italiana, è membro di BDO International Limited, società di diritto inglese (company limited by guarantee), e fa parte della rete internazionale BDO, network di società indipendenti.

INDEX TO NOTES FORMING PART OF THE FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2015

NOTES FORMING PART OF THE FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2015

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1.1 BASIS OF PRESENTATION

Bassi elected for the contribution in kind from Bassi Holding on December 30, 2014 to create an operation under common control. Consequently, and in accordance with ASC 805 issued by the Financial Accounting Standards Board (FASB), the comparative amounts for 2014 have been restated as if the combination had taken place at the beginning of the comparative period presented.

The principal accounting policies adopted in the preparation of the financial statements are set out in following notes. The policies have been consistently applied to each year presented, unless otherwise stated.

The financial statements are presented in Euros, which is also the Company’s functional currency.

Amounts are rounded to the nearest thousand, unless otherwise stated.

These financial statements have been prepared in accordance with International Financial Reporting Standards, International Accounting Standards and Interpretations (collectively IFRSs).

The preparation of financial statements in compliance with adopted IFRS requires the use of certain critical accounting estimates. It also requires Company management to exercise judgment in applying the Company's accounting policies.

The financial statements represent:
•	Balance Sheets
•	Statements of Income
•	Statements of Comprehensive Income
•	Statements of Stockholders’ Equity
•	Statements of Cash Flows
•	Notes to the Financial Statements

Basis of measurement

The financial statements have been prepared on a historical cost basis, except for the following items:

-	Employee defined benefit liabilities

The Company is exposed through its operations to the following financial risks:
•	Credit risk
•	Foreign exchange risk
•	Other market price risk, and
•	Liquidity risk.

In common with all other businesses, the Company is exposed to risks that arise from its use of financial instruments. This note describes the Company's objectives, policies and processes for managing those risks and the methods used to measure them. Further quantitative information in respect of these risks is presented throughout these financial statements.

There have been no substantive changes in the Company exposure to financial instrument risks, its objectives, policies and processes for managing those risks or the methods used to measure them from previous periods unless otherwise stated in this note.

Principal financial instruments

The principal financial instruments used by the Company, from which financial instrument risk arises, are as follows:
●	Trade receivables
●	Cash and cash equivalents
●	Trade and other payables
●	Bank overdrafts

1.2	NEW STANDARDS, INTERPRETATIONS AND AMENDMENTS NOT YET EFFECTIVE

The following new standards, interpretations and amendments, which are not yet effective and have not been early adopted in these financial statements, will or may have an effect on the Company’s future financial statements:

1.2.1	IFRS 5 Non-current Assets Held for Sale and Discontinued Operations (Annual Improvements to IFRSs 2012 – 2014 Cycle)
The amendment clarifies that the reclassification of an asset or disposal group from being held for sale to being held for distribution to owners, or vice versa is considered to be a continuation of the original plan of disposal.

Upon reclassification, the classification, presentation and measurement requirements of IFRS 5 are applied.

If an asset ceases to be classified as held for distribution to owners, the requirements of IFRS 5 for assets that cease to be classified as held for sale apply.

1.2.2	IFRS 7 Financial Instruments: Disclosures (Annual Improvements to IFRSs 2012 – 2014 Cycle)

Servicing contracts and the applicability of offsetting amendments in condensed interim financial statements.

Servicing contracts.

The IASB clarified the circumstances in which an entity has continuing involvement from the servicing of a transferred asset.

Continuing involvement exists if the servicer has a future interest in the performance of the transferred financial asset. Examples of situations where continuing involvement exists are where a transferor’s servicing fee is:

−	A variable fee which is dependent on the amount of the transferred asset that is ultimately recovered; or
−	A fixed fee that may not be paid in full because of non-performance of the transferred financial asset.

The amendment is required to be applied retrospectively in accordance with IAS 8 Accounting Policies, Changes in Accounting Estimates and Errors. However, the amendment needs not to be applied for any period beginning before the annual period in which the entity first applies the amendments.

A consequential amendment has been made to IFRS 1 First-time Adoption of International Financial Reporting Standards, in order that the same transitional provision applies to first time adopters.

Applicability of the offsetting amendments in condensed interim financial statements.

A further amendment to IFRS 7 has clarified that the application of the amendment Offsetting Financial Assets and Financial Liabilities (Amendments to IFRS 7) issued in December 2011 is not explicitly required for all interim periods. However, it is noted that in some cases these disclosures may need to be included in condensed interim financial statements in order to comply with IAS 34.

1.2.3	IFRS 9 Financial Instruments (2009)

IFRS 9 (2009) applies to all assets within the scope of IAS 39 Financial Instruments: Recognition and Measurement. IFRS 9 requires that on initial recognition, all financial assets are measured at fair value (plus an adjustment for certain transaction costs if they are not measured as at fair value through profit or loss) and are classified into one of two subsequent measurement categories:

−	Amortised cost
−	Fair Value.

IFRS 9 (2009) eliminates the Held to Maturity (HTM), Available for Sale (AFS) and Loans and Receivables categories. In addition, the exception under which equity instruments and related derivatives are measured at cost rather than fair value, where the fair value cannot be reliably determined, has been eliminated with fair value measurement being required for all of these instruments.

A financial asset is measured after initial recognition at amortised cost only if it meets the following two conditions:

1.	The objective of an entity’s business model is to hold the financial asset in order to collect contractual cash flows
2.	The contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

All other instruments are required to be measured after initial recognition at fair value. IFRS 9 (2009) retains the current requirement for financial instruments that are held for trading to be recognised and measured at fair value through profit or loss, including all derivatives that are not designated in a hedging relationship.

Hybrid contracts with a host that is within the scope of IFRS 9 (2009) (i.e. a financial host) must be classified in their entirety in accordance with the classification approach summarised above. This eliminates the existing IAS 39 requirement to account separately for a host contract and certain embedded derivatives. The embedded derivative requirements under IAS 39 continue to apply where the host contract is a non-financial asset and for financial liabilities.

IFRS 9 (2009) includes an option which permits investments in equity instruments to be measured at fair value through other comprehensive income. This is an irrevocable election to be made, on an instrument by instrument basis, at the date of initial recognition. Where the election is made, no amounts are subsequently recycled from other comprehensive income to profit or loss. Where this option is not taken, equity instruments with the scope of IFRS 9 (2009) are classified as at fair value through profit or loss. Irrespective of the approach adopted for the equity instrument itself, dividends received on an equity instrument are always recognised in profit or loss (unless they represent a return of the cost of investment).

Subsequent reclassification of financial assets between the amortised cost and fair value categories is prohibited, unless an entity changes its business model for managing its financial assets in which case reclassification is required. However, the guidance is restrictive and such changes are expected to be very infrequent. IFRS 9 (2009) states explicitly that the following are not changes in business model:

1.	A change in intention relating to particular financial assets (even in circumstances of significant changes in market conditions)
2.	A temporary disappearance of a particular market for financial assets
3.	A transfer of financial assets between parts of the entity with different business models.

Accounting impact: Significant changes to the classification and measurement of financial assets.

1.2.4	IFRS 9 Financial Instruments (2010)

The classification and measurement of financial assets (see note 8). Equivalent requirements for financial liabilities were added in October 2010, with most of them being carried forward unchanged from IAS 39. In consequence:

−	A financial liability is measured as at fair value through profit or loss (FVTPL) if it is held for trading, or is designated as at FVTPL using the fair value option
−	Other liabilities are measured at amortised cost.

In contrast to the requirements for financial assets, the bifurcation requirements for embedded derivatives have been retained; similarly, equity conversion features will continue to be accounted for separately by the issuer.

However, some changes have been made, in particular to address the issue of where changes in the fair value of an entity’s financial liabilities designated as at FVTPL using the fair value option, which arise from changes in the entity’s own credit risk, should be recorded. This amendment is a result of consistent feedback received by the IASB from its constituents that changes in an entity’s own credit risk should not affect profit or loss unless the financial liability is held for trading

IFRS 9 (2010) requires that changes in the fair value of financial liabilities designated as at FVTPL which relate to changes in an entity’s own credit risk should be recognised directly in other comprehensive income (OCI). However, as an exception, where this would create an accounting mismatch (which would be where there is a matching asset position that is also measured as at FVTPL), an irrevocable decision can be taken to recognise the entire change in fair value of the financial liability in profit or loss.

The other changes made to the accounting requirements for financial liabilities are:

−	Guidance has been added to assist in differentiating between credit risk and asset specific performance risk
−	Consistent with the elimination of the potential, in very limited circumstances, for investments in unquoted equity instruments to be measured at cost, the exemption from fair value measurement for derivative liabilities that are linked to, and must be settled by delivery of, an unquoted equity instrument where the fair value of that equity instrument is not reliably measurable has been deleted.

A number of related disclosure requirements have been added to IFRS 7 Financial Instruments:

-	Disclosures.

Accounting impact: Changes in the fair value of liabilities designated as at fair value through profit or loss, that relate to changes in an entity’s own credit risk, are now in most cases required to be recorded in Other Comprehensive Income. The exemption from fair value measurement for derivatives linked to unquoted equity instruments that cannot be reliably measured has been removed.

1.2.5	IFRS 9 Financial Instruments (2013)

Three significant changes/additions were made compared to the previous version of IFRS 9:

−	Add new hedge accounting requirements
−	Withdraw the previous effective date of 1 January 2015 and leave it open pending the completion of outstanding phases of IFRS 9
−	Make the presentation of changes in ‘own credit’ in other comprehensive income (OCI) for financial liabilities under the fair value option available for early adoption without early application of the other requirements of IFRS 9.

The new hedge accounting requirements are more principles-based, less complex, and provide a better link to risk management and treasury operations than the requirements in IAS 39 Financial Instruments: Recognition and Measurement.

The new model allows entities to apply hedge accounting more broadly to manage profit or loss mismatches, and as a result reduce ‘artificial’ hedge ineffectiveness that can arise under IAS 39.

Key changes introduced by the new model include:

−	Simplified effectiveness testing, including removal of the 80-125% highly effective threshold − More items will now qualify for hedge accounting, e.g. pricing components within a non-financial item, and net foreign exchange cash positions
−	Entities can hedge account more effectively the exposures that give rise to two risk positions (e.g. interest rate risk and foreign exchange risk, or commodity risk and foreign exchange risk) that are managed by separate derivatives over different periods
−	Less profit or loss volatility when using options, forwards, and foreign currency swaps − New alternatives available for economic hedges of credit risk and ‘own use’ contracts which will reduce profit or loss volatility.

1.2.6	IFRS 9 Financial Instruments (2014)

IFRS 9 Financial Instruments (2014) incorporates the final requirements on all three phases of the financial instruments projects – classification and measurement, impairment, and hedge accounting.

IFRS 9 (2014) adds to the existing IFRS 9:

−	New impairment requirements for all financial assets that are not measured at fair value through profit or loss
−	Amendments to the previously finalised classification and measurement requirements for financial assets.

In a major change, which will affect all entities, a new ‘expected loss’ impairment model in IFRS 9 (2014) replaces the ‘incurred loss’ model in IAS 39 Financial Instruments: Recognition and Measurement. Under IFRS 9 (2014), the impairment model is a more ‘forward looking’ model in that a credit event (or impairment ‘trigger’) no longer has to occur before credit losses are recognised. For financial assets measured at amortised cost or fair value through other comprehensive income (FVTOCI), an entity will now always recognise (at a minimum) 12 months of expected losses in profit or loss. Lifetime expected losses will be recognised on these assets when there is a significant increase in credit risk after initial recognition.

For trade receivables there is a practical expedient to calculate expected credit losses using a provision matrix based on historical loss patterns or customer bases. However, those historical provision rates would require adjustments to take into account current and forward looking information.

The new impairment requirements are likely to bring significant changes. Although provisions for trade receivables may be relatively straightforward to calculate, new systems and approaches may be needed. However, for financial institutions the changes are likely to be very significant and require significant changes to internal systems and processes in order to capture the required information.

In other changes, IFRS 9 (2014) also introduces additional application guidance to clarify the requirements for contractual cash flows of a financial asset to be regarded as giving rise to payments that are Solely Payments of Principal and Interest (SPPI), one of the two criteria that need to be met for an asset to be measured at amortised cost. Previously, the SPPI test was restrictive, and the changes in the application of the SPPI test will result in additional financial assets being measured at amortised cost. For example, certain instruments with regulated interest rates may now qualify for amortised cost measurement, as might some instruments which only marginally fail the strict SPPI test.

A third measurement category has also been added for debt instruments – FVTOCI. This new measurement category applies to debt instruments that meet the SPPI contractual cash flow characteristics test and where the entity is holding the debt instrument to both collect the contractual cash flows and to sell the financial assets.

In comparison with previous versions of IFRS 9, the introduction of the FVTOCI category may result in less profit or loss volatility, in particular for entities such as insurance companies which hold large portfolios with periodic buying and selling activities. The amendments could lead to significant reclassifications of debt instruments across the different measurement categories: amortised cost, FVTOCI, and FVTPL. This may lead to less volatility in profit or loss for debt investment portfolios, but greater equity volatility if assets are reclassified from amortised cost to FVTOCI (which could affect regulatory capital).

1.2.7	IFRS 9 Financial Instruments (own credit risk provision)

IFRS 9 (2014) provides an option to early adopt the ‘own credit’ provisions for financial liabilities measured at fair value through profit or loss (FVTPL) under the fair value option without any of the other requirements of IFRS 9. This option will remain available until 1 January 2018.

Entities that use the fair value option and designate financial liabilities at fair value through profit or loss (FVTPL) present the fair value changes in ‘own credit’ in OCI instead of profit or loss.

Therefore, for financial liabilities designated a FVTPL, entities can continue to apply IAS 39 Financial Instruments: Recognition and Measurement but follow the presentation requirement in IFRS 9 and present the changes in ‘own credit’ in OCI.

This amendment is expected to mainly affect financial institutions and insurers.

1.2.8	IFRS 15 Revenue from Contracts with Customers

Contracts and related Interpretations (IFRIC 13 Customer Loyalty Programmes, IFRIC 15 Agreements for the Construction of Real Estate, IFRIC 18 Transfers of Assets from Customers and SIC 31 Revenue – Barter Transactions Involving Advertising Services).

The objective of IFRS 15 is to clarify the principles of revenue recognition. This includes removing inconsistencies and perceived weaknesses and improving the comparability of revenue recognition practices across companies, industries and capital markets. In doing so IFRS 15 establishes a single revenue recognition framework. The core principle of the framework is, that an entity should recognise revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

To accomplish this, IFRS 15 requires the application of the following five steps:

1.	Identify the contract
2.	Identify the performance obligation(s)
3.	Determine the transaction price
4.	Allocate the transaction price to each performance obligation
5.	Recognise revenue when each performance obligation is satisfied.

IFRS 15 also includes specific guidance related to several additional topics, some of the key areas are:

−	Contract costs
−	Sale with a right of return
−	Warranties
−	Principal vs. agent considerations
−	Customer options for additional goods and services
−	Customers unexercised rights
−	Non-refundable upfront fees (and some related costs)
−	Licensing Repurchase agreements
−	Consignment arrangements
−	Bill-and-hold arrangements
−	Customer acceptance.

Furthermore the guidance significantly enhances the required qualitative and quantitative disclosures related to revenue. The main objective of the requirements is the disclosure of sufficient information in terms of the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers. In order to meet this objective, IFRS 15 requires specific disclosures for contracts with customers and significant judgements.

1.2.9	IAS 1 Presentation of Financial Statements (Amendments – Disclosure Initiative)

The amendments to IAS 1 Presentation of Financial Statements are a part of a major initiative to improve disclosure requirements in IFRS financial statements.

The amendments being made to IAS 1 include:

−	Materiality: Aggregation or disaggregation should not obscure useful information. Materiality applies to each of the primary financial statements, the notes and each specific disclosure required by IFRSs.
−	Line items in primary financial statements: Additional guidance for the line items required to be presented in primary statements, in particular that it may be appropriate for these to be disaggregated, and new requirements regarding the use of subtotals
−	Notes to the financial statements: Determination of the order of the notes should include consideration of understandability and comparability of financial statements. It has been clarified that the order listed in IAS 1.114(c) is illustrative only
−	Accounting policies: Removal of the examples in IAS 1.120 in respect of income taxes and foreign exchange gains and losses.

In addition, the following amendments to IAS 1 were made which arose from a submission received by the IFRS Interpretations Committee:

−	Equity accounted investments: An entity’s share of other comprehensive income will be split between those items that will and will not be reclassified to profit or loss, and presented in aggregate as single line items within those two groups.

Mandatory adoption for periods beginning on or after 1 January 2016.

1.2.10	IAS 16 Property, Plant and Equipment (Amendments - Acceptable Methods of Depreciation)

Amendments to IAS 16 and IAS 38 – Clarification of Acceptable Methods of Depreciation and Amortisation.

Paragraph 62A has been added to prohibit the use of revenue-based methods of depreciation for items of property, plant and equipment.

Paragraph 62A clarifies that this is because the revenue generated by an activity that includes the use of an item of property, plant and equipment generally reflects factors other than the consumption of the economic benefits of the item, such as:

−	Other inputs and processes
−	Selling activities and changes in sales
−	Volumes and prices, and

Paragraph 56, which includes guidance for the depreciation amount and depreciation period, has been expanded to state that expected future reductions in the selling price of items produced by an item of property, plant and equipment could indicate technical or commercial obsolescence (and therefore a reduction in the economic benefits embodied in the item), rather than a change in the depreciable amount or period of the item.

1.2.11	IAS 19 Employee Benefits (Annual Improvements to IFRSs 2012 – 2014 Cycle)

The guidance in IAS 19 has been clarified and requires that high quality corporate bonds used to determine the discount rate for the accounting of employee benefits need to be denominated in the same currency as the related benefits that will be paid to the employee.

Entities are required to apply the amendment from the earliest comparative period presented in the financial statements, with initial adjustments being recognised in retained earnings at the beginning of that period.

1.2.12	IAS 38 Intangible Assets (Amendments – Acceptable Methods of Amortisation)

Amendments to IAS 16 and IAS 38 – Clarification of Acceptable Methods of Depreciation and Amortisation

The amendments clarify that for intangible assets there is a rebuttable presumption that amortisation based on revenue is not appropriate.

Paragraphs 98A - 98C have been added to clarify that there is a presumption that revenue-based amortisation is not appropriate, and that this can only be rebutted in limited circumstances where either:

−	The intangible asset is expressed as a measure of revenue, or
−	Revenue and the consumption of the economic benefits of the intangible asset are highly correlated.

Paragraph 98B clarifies that as a starting point to determining an appropriate amortisation method, and entity could determine the ‘predominant limiting factor’ inherent in the intangible asset, for example:

−	A contractual term which specifies the period of time that an entity has the right to use an asset
−	Number of units allowed to be produced
−	Fixed total amount of revenue allowed to be received.

Paragraph 98C then clarifies that where an entity has identified that the achievement of a revenue threshold is the predominant limiting factor of an intangible asset, it may be possible to rebut the presumption that revenue-based amortisation is not appropriate.

The effects of IFRS 15 Revenues from Contracts with Customers and IFRS 9 Financial Instruments are still being assessed, as these new standards may have a significant effect on the Company’s future financial statements.

The financial statements for the years ended December 31 2015 and 2014 have been prepared on a going concern basis and in accordance with the International Financial Reporting Standards, International Accounting Standards and Interpretations (designated as “IFRS”), issued by the International Accounting Standards Board (IASB).

In accordance with IAS 1 (Presentation of Financial Statements) comparative information included in the financial statements is, unless otherwise indicated, that of the preceding years.

Bassi financial statements are expressed in Euro/000, unless otherwise indicated.

1.3	FORMAT OF FINANCIAL STATEMENTS

The financial statement formats adopted are consistent with those indicated in IAS 1. In particular:

•	the statement of financial position has been prepared by classifying assets and liabilities according to the “current and non-current” criterion
•	the separate income statement has been prepared by classifying operating expenses by nature of expense as this form of presentation is considered more appropriate and representative of the specific business of the Company conforms to internal reporting and is in line with Bassi’s industrial sector
•	the statement of comprehensive income includes the profit or loss for the year as shown in the separate income statement and all other non-owner changes in equity
•	the statement of cash flows has been prepared by presenting cash flows from operating activities according to the “indirect method”, as permitted by IAS 7 (Statement of Cash Flows).

1.4	ACCOUNTING POLICIES

1.4.1	INTANGIBLE ASSETS

Goodwill

Goodwill is recognized as of the date of acquisition of control and measured as the excess of (a) over (b) below:

a)	the aggregate of:

-	the consideration transferred (measured in accordance with IFRS 3; it is generally recognized on the basis of the acquisition date fair value)
-	the amount of any non-controlling interest in the acquiree measured at the non-controlling interest’s proportionate share of the acquiree’s’ identifiable net assets at the acquisition date fair value
-	in a business combination achieved in stages, the acquisition date fair value of the acquirer’s previously held equity interest in the acquiree.

b)	the acquisition date fair value of the identifiable assets acquired net of the identifiable liabilities assumed measured at the acquisition date of control.

IFRS 3 requires, inter alia, the following:

•	incidental costs incurred in connection with a business combination are charged to the separate consolidated income statement
•	in a business combination achieved in stages, the acquirer shall re-measure its previously held equity interest in the acquiree at its fair value at the acquisition date of control and recognize the resulting gain or loss, if any, in the separate consolidated income statement.

Goodwill is classified in the statement of financial position as an intangible asset with an indefinite useful life.

Goodwill initially recorded is subsequently reduced only for impairment losses. Further details are provided in the accounting policy Impairment of tangible and intangible assets - Goodwill, reported below. In case of loss of control of a subsidiary, the relative amount of goodwill is taken into account in calculating the gain or loss on disposal.

Other intangible assets with an indefinite useful life

Other intangible assets with an indefinite useful life are not amortized systematically. Instead, they undergo impairment testing at least annually.

Development costs

Costs incurred internally for the development of new products and services represent either intangible assets or tangible assets produced internally. Such costs are capitalized only when all the following conditions are satisfied: i) the cost attributable to the development phase of the asset can be measured reliably, ii) there is the intention, the availability of financial resources and the technical ability to complete the asset and make it available for use or sale and iii) it can be demonstrated that the asset will be able to generate future economic benefits. Capitalized development costs comprise only expenditures that can be attributed directly to the development process for new products and services.

Capitalized development costs are amortized systematically over the estimated product or service life so that the amortization method reflects the way which the asset’s future economic benefits are expected to be consumed by the entity.

Other intangible assets with a finite useful life

Other purchased or internally generated intangible assets with a finite useful life are recognized as assets, in accordance with IAS 38 (Intangible Assets), where it is probable that the use of the asset will generate future economic benefits and where the cost of the asset can be measured reliably.

Such assets are recorded at purchase or production cost and amortized on a straight-line basis over their estimated useful lives; the amortization rates are reviewed annually and revised if the current estimated useful life is different from that estimated previously. The effect of such changes is recognized prospectively.

1.4.2	TANGIBLE ASSETS

Property, plant and equipment owned

Property, plant and equipment owned is stated at acquisition or production cost. Subsequent expenditures are capitalized only if they increase the future economic benefits embodied in the related item of property, plant and equipment. All other expenditures are expensed as incurred.

Cost also includes the expected costs of dismantling the asset and restoring the site if a legal or constructive obligation exists. The corresponding liability is recognized at its present value as a provision in the statement of financial position when the obligation arises. These capitalized costs are depreciated and charged to the income statement over the useful life of the related tangible assets.

The recalculation of estimates for dismantling costs, discount rates and the dates in which such costs are expected to be incurred is reviewed annually, at each financial year-end. Changes in the above liability must be recognized as an increase or decrease of the cost of the relative asset; the amount deducted from the cost of the asset must not exceed its carrying amount. The excess if any, should be recorded immediately in the income statement, conventionally under the line item “Depreciation”.

Depreciation of property, plant and equipment owned is calculated on a straight-line basis over the estimated useful life of the assets.

The depreciation rates are reviewed annually and revised if the current estimated useful life is different from that estimated previously. The effect of such changes is recognized prospectively in the separate income statement.

Land, including land pertaining to buildings, is not depreciated.

Assets held under finance leases

Assets held under finance leases, in which substantially all the risks and rewards of ownership are transferred to the Company, are initially recognized as assets at fair value or, if lower, at the present value of the minimum lease payments, including bargain purchase options. The corresponding liability due to the lessor is included in the statement of financial position under financial liabilities.

Lease payments are apportioned between interest (recognized in the separate income statement) and principal (recognized as a deduction from liabilities). This split is determined so as to produce a constant periodic rate of interest on the remaining balance of the liability.

Furthermore, gains realized on sale and leaseback transactions that are recorded under finance lease contracts are deferred over the lease term.

The depreciation policy for depreciable assets held under finance leases is consistent with that for depreciable assets that are owned. If there is no reasonable certainty over the acquisition of the ownership of the asset at the end of the lease period, assets held under finance leases are depreciated over the shorter of the lease term and their useful lives.

Leases where the lessor retains substantially all the risks and rewards of ownership of the assets are accounted for as operating leases. Operating lease rentals are charged to the separate income statement on a straight-line basis over the lease term.

Freehold land is not depreciated. Depreciation on assets under construction does not commence until they are complete and available for use. Depreciation is provided on all other items of property, plant and equipment so as to write off their carrying value over their expected useful economic lives.

It is provided at the following rates:

-	Freehold buildings - 3% per annum straight line
-	Plant and machinery – 7.50%-20% per annum straight line
-	Fixtures and fittings - 12% per annum straight line
-	Computer equipment - 18% per annum straight line
-	Motor vehicles - 20% per annum straight line
-	Photovoltaic system - 4% per annum straight line

1.4.3	CAPITALIZED BORROWING COSTS
Under IAS 23 (Borrowing Costs), the Company capitalizes borrowing costs only if they are directly attributable to the acquisition, construction or production of an asset that takes a substantial period of time (conventionally more than 12 months) to get ready for its intended use or sale.

Capitalized borrowing costs are recorded in the income statement and deducted from the “finance expense” line item to which they relate.

1.4.4	IMPAIRMENT OF INTANGIBLE AND TANGIBLE ASSETS

The Company assesses, at each reporting date, whether there is an indication that an asset may be impaired. If any indication exists, or when annual impairment testing for an asset is required, the Company estimates the asset’s recoverable amount. An asset’s recoverable amount is the higher of an asset’s or cash-generating unit’s (CGU) fair value less costs of disposal and its value in use. The recoverable amount is determined for an individual asset, unless the asset does not generate cash inflows that are largely independent of those from other assets or groups of assets. When the carrying amount of an asset or CGU exceeds its recoverable amount, the asset is considered impaired and is written down to its recoverable amount.

In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. In determining fair value less costs of disposal, recent market transactions are taken into account. If no such transactions can be identified, an appropriate valuation model is used. These calculations are corroborated by valuation multiples, quoted share prices for publicly traded companies or other available fair value indicators. The Company bases its impairment calculation on detailed budgets and forecast calculations, which are prepared separately for each of the CGUs to which the individual assets are allocated. These budgets and forecast calculations generally cover a period of five years. For longer periods, a long-term growth rate is calculated and applied to project future cash flows after the fifth year.

Impairment losses of continuing operations, including impairment on inventories, are recognised in the statement of profit or loss in expense categories consistent with the function of the impaired asset, except for properties previously revalued with the revaluation taken to Other Comprehensive Income (loss) (OCI). For such properties, the impairment is recognised in OCI up to the amount of any previous revaluation.

For assets excluding goodwill, an assessment is made at each reporting date to determine whether there is an indication that previously recognised impairment losses no longer exist or have decreased. If such indication exists, the Company estimates the asset’s or CGU’s recoverable amount. A previously recognised impairment loss is reversed only if there has been a change in the assumptions used to determine the asset’s recoverable amount since the last impairment loss was recognised. The reversal is limited so that the carrying amount of the asset does not exceed its recoverable amount, nor exceed the carrying amount that would have been determined, net of depreciation, had no impairment loss been recognised for the asset in prior years. Such reversal is recognised in the statement of profit or loss unless the asset is carried at a revalued amount, in which case, the reversal is treated as a revaluation increase.

Goodwill is tested for impairment annually and when circumstances indicate that the carrying value may be impaired.

Impairment is determined for goodwill by assessing the recoverable amount of each CGU to which the goodwill relates. When the recoverable amount of the CGU is less than its carrying amount, an impairment loss is recognised. Impairment losses relating to goodwill cannot be reversed in future periods.

1.4.5	NON-CURRENT ASSETS HELD FOR SALE/DISCONTINUED OPERATIONS

Non-current assets whose carrying amount will mainly be recovered through sale, rather than through ongoing use, are classified as held for sale and shown separately from other assets and liabilities in the statement of financial position. The corresponding amounts for the previous year are not reclassified in the statement of financial position but are instead shown separately in a specific column in the changes in assets and liabilities in the year in which the non-current assets held for sale or the disposal groups are classified as such.

An operating asset sold (Discontinued Operations) is a component of an entity that has been disposed of or classified as held for sale and:

•	represents a major line of business or geographical area of operations;
•	is part of a single coordinated plan to dispose of a separate major line of business or geographical area of operations; or
•	is a subsidiary acquired exclusively with a view to re-sale.

The results arising from Discontinued Operations – whether disposed of or classified as held for sale – are shown separately in the separate income statement, net of tax effects. The corresponding values for the previous periods, where present, are reclassified and reported separately in the separate income statement, net of tax effects, for comparative purposes.

Non-current assets (or disposal groups) classified as held for sale are first recognized in compliance with the appropriate IFRS applicable to the specific assets and liabilities and subsequently measured at the lower of the carrying amount and fair value, less costs to sell.

Any subsequent impairment losses are recognized as a direct adjustment to the non-current assets (or disposal groups) classified as held for sale and expensed in the separate income statement.

An entity shall recognize a gain for any subsequent increase in fair value less costs to sell of an asset, but not in excess of the cumulative impairment loss that has been recognized.

As required by IFRS 5 (Non-current assets held for sale and discontinued operations), an entity shall not depreciate (or amortize) a non-current asset while it is classified as held for sale or while it is part of a disposal group classified as held for sale.

The finance expenses and other expenses attributable to the liabilities of a disposal group classified as held for sale must continue to be recognized.

1.4.6	INVENTORIES

Inventories are measured at the lower of purchase and production cost and estimated realizable value; cost is determined on a weighted average basis. Provision is made for obsolete and slow-moving inventories based on their expected future use and estimated realizable value.

1.4.7	FINANCIAL INSTRUMENTS

Other investments

Other investments are classified as noncurrent or current assets if they will be kept in the Company’s portfolio for a period of more or not more than 12 months, respectively.

Upon acquisition, investments are classified in the following categories:

•	“available-for-sale financial assets”, as non-current or current assets;
•	“financial assets at fair value through profit or loss”, as current assets held for trading.

Other investments classified as “available-for-sale financial assets” are measured at fair value; changes in the fair value of these investments are recognized in a specific equity reserve under the other components of the statement of comprehensive income (Reserve for available-for-sale financial assets) until the financial asset is disposed of or impaired, at which time the equity reserve is reversed to the separate income statement.

Other unlisted investments classified as “available-for-sale financial assets” whose fair value cannot be measured reliably are measured at cost adjusted by any impairment losses which are recognized in the separate income statement, as required by IAS 39 (Financial instruments: recognition and measurement).

Impairment losses recognized on other investments classified as “available-for-sale financial assets” are not reversed.

Changes in the value of other investments classified as “financial assets at fair value through profit or loss” are recognized directly in the separate income statement.

Securities other than investments

Securities other than investments classified as non-current assets are those held to maturity. The assets are recorded on the trade date and, on initial recognition, are stated at acquisition cost, including transaction costs, and subsequently measured at amortized cost. Amortized cost represents the initial cost of the financial instrument net of principal repayments received, adjusted (up or down) by the amortization of any differences between the initial amount and the maturity amount using the effective interest method, less any write-down for impairment or uncollectibility, if any.

Securities other than investments classified as current assets are those that, by decision of the directors, are intended to be kept in the Company’s portfolio for a period of not more than 12 months, and are included in the following categories:

•	held to maturity (originally more than 3 months but less than 12 months, or, with an original maturity of more than 12 months but the remaining maturity at the date of purchase is more than 3 months but less than 12 months) and measured at amortized cost;
•	held for trading and measured at fair value through profit or loss;
•	available-for-sale and measured at fair value with a contra-entry to an equity reserve (Reserve for available-for-sale financial assets) which is reversed to the separate income statement when the financial asset is disposed of or impaired.

When the conditions that gave rise to impairment losses on securities other than investments held to maturity or classified as “available-for-sale financial assets” no longer exist, the impairment losses are reversed.

Receivables and loans

These assets are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. They arise principally through the provision of goods and services to customers (e.g. trade receivables), but also incorporate other types of contractual monetary asset. They are initially recognised at fair value plus transaction costs that are directly attributable to their acquisition or issue, and are subsequently carried at amortised cost using the effective interest rate method, less provision for impairment.

Impairment provisions are recognised when there is objective evidence (such as significant financial difficulties on the part of the counterparty or default or significant delay in payment) that the Company will be unable to collect all of the amounts due under the terms receivable, the amount of such a provision being the difference between the net carrying amount and the present value of the future expected cash flows associated with the impaired receivable. For trade receivables, which are reported net, such provisions are recorded in a separate allowance account with the loss being recognised within administrative expenses in the consolidated statement of comprehensive income. On confirmation that the trade receivable will not be collectable, the gross carrying value of the asset is written off against the associated provision.

Cash and cash equivalents

Cash and cash equivalents are recorded, according to their nature, at nominal value or amortized cost. Cash equivalents are short-term and highly liquid investments that are readily convertible to known amounts of cash, subject to an insignificant risk of change in value and their original maturity or the remaining maturity at the date of purchase does not exceed 3 months.

Impairment of financial assets

At every closing date, assessments are made as to whether there is any objective evidence that a financial asset or a group of financial assets may be impaired. If any such evidence exists, an impairment loss is recognized in the separate income statement for financial assets measured at cost or amortized cost; for “available-for-sale financial assets” reference should be made to the accounting policy described above.

1.4.8	SHARE CAPITAL

Financial instruments issued by the Company are classified as equity only to the extent that do not meet the definition of a financial liability or financial asset.

The Company quota share capital is classified as an equity instrument.

1.4.9	FINANCIAL LIABILITIES

Financial liabilities comprise financial debt, including advances received on the assignment of accounts receivable, and other financial liabilities such as derivatives and finance lease obligations.

In accordance with IAS 39, they also include trade and other payables.

Financial liabilities other than derivatives are initially recognized at fair value and subsequently measured at amortized cost.

Financial liabilities hedged by derivative instruments designed to manage exposure to changes in fair value of the liabilities (fair value hedge derivatives) are measured at fair value in accordance with the hedge accounting principles of IAS 39. Gains and losses arising from re-measurement at fair value, to the extent of the hedged component, are recognized in the separate income statement and are offset by the effective portion of the gain or loss arising from re-measurement at fair value of the hedging instrument.

Financial liabilities hedged by derivative instruments designed to manage exposure to variability in cash flows (cash flow hedge derivatives) are measured at amortized cost in accordance with the hedge accounting principles of IAS 39.

Derivatives

Derivatives are used to manage its exposure to exchange rate and interest rate risks and to diversify the parameters of debt so that costs and volatility can be reduced to within pre-established operational limits.

In accordance with IAS 39, derivative financial instruments qualify for hedge accounting only when:

•	at the inception of the hedge, the hedging relationship is formally designated and documented;
•	the hedge is expected to be highly effective;
•	its effectiveness can be reliably measured;
•	the hedge is highly effective throughout the financial reporting periods for which it is designated.

All derivative financial instruments are measured at fair value in accordance with IAS 39.

When derivative financial instruments qualify for hedge accounting, the following accounting treatment applies:

•	Fair value hedge – Where a derivative financial instrument is designated as a hedge of the exposure to changes in fair value of an asset or liability due to a particular risk, the gain or loss from re-measuring the hedging instrument at fair value is recognized in the separate
•	income statement. The gain or loss on the hedged item attributable to the hedged risk adjusts the carrying amount of the hedged item and is recognized in the separate income statement.
•	Cash flow hedge – Where a derivative financial instrument is designated as a hedge of the exposure to variability in cash flows of an asset or liability or a highly probable forecasted transaction, the effective portion of any gain or loss on the derivative financial instrument is recognized directly in a specific equity reserve (Reserve for cash flow hedges). The cumulative gain or loss is removed from equity and recognized in the separate income statement at the same time the hedged transaction affects the separate income statement. The gain or loss associated with the ineffective portion of a hedge is recognized in the separate income statement immediately. If the hedged transaction is no longer probable, the cumulative gains or losses included in the equity reserve are immediately recognized in the separate income statement.

If hedge accounting is not appropriate, gains or losses arising from the measurement of the fair value of derivative financial instruments are directly recognized in the separate income statement.

1.4.10	EMPLOYEE BENEFITS

Provision for employee severance indemnity

Employee severance indemnity, mandatory for Italian companies pursuant to art. 2120 of the Italian Civil Code is deferred compensation and is based on the employees’ years of service and the compensation earned by the employee during the service period.

Under IAS 19 (Employee Benefits), the employee severance indemnity as calculated is considered a “Defined benefit plan” and the related liability recognized in the statement of financial position (Provision for employee severance indemnities) is determined by actuarial calculations.

The measurements of actuarial gains and losses are recognized in other components of other comprehensive income. Service cost of Italian companies that employ less than 50 employees, as well as interest expenses related to the “time value” component of the actuarial calculations (the latter classified as Finance expenses), are recognized in the separate income statement.

Starting from January 1, 2007, Italian Law gave employees the choice to direct their accruing indemnity either to supplementary pension funds or leave the indemnity as an obligation of the Company. Companies that employ at least 50 employees should transfer the employee severance indemnity to the “Treasury fund” managed by INPS, the Italian Social Security Institute. Consequently, the Company’s obligation to INPS and the contributions to supplementary pension funds take the form, under IAS 19, of a “Defined contribution plan”.

1.4.11	EMPLOYEE BENEFITS

The group has recognised provisions for liabilities of uncertain timing or amount including those for onerous leases, warranty claims, leasehold dilapidations and legal disputes. The provision is measured at the best estimate of the expenditure required to settle the obligation at the reporting date, discounted at a pre-tax rate reflecting current market assessments of the time value of money and risks specific to the liability.

1.4.12	TREASURY SHARES

Treasury shares are recognized as a deduction from equity. In particular, the treasury shares are reported as a deduction from the share capital issued in the amount corresponding to the “accounting par value”, that is the ratio of total share capital and the number of issued shares, while the excess cost of acquisition over the accounting par value is presented as a deduction from “Other reserves and retained earnings (accumulated losses), including profit (loss) for the year”.

1.4.13	FOREIGN CURRENCY TRANSACTIONS

Transactions in foreign currencies are recorded at the foreign exchange rate prevailing at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated at the foreign exchange rate prevailing at the statement of financial position date. Exchange differences arising from the settlement of monetary items or from their conversion at rates different from those at which they were initially recorded during the year or at the end of the prior year, are recognized in the separate income statement.

1.4.15	REVENUE

Revenue from the sales of goods is recognised when the Company has transferred the significant risks and rewards of ownership to the buyer and it is probable that the Company will receive the previously agreed upon payment. These criteria are considered to be met when the goods are delivered to the buyer. Where the buyer has a right of return, the Company defers recognition of revenue until the right to return has lapsed. However, where high volumes of sales are made to established wholesale customers, revenue is recognised in the period where the goods are delivered less an appropriate provision for returns based on past experience. The same policy applies to warranties.

Provided the amount of revenue can be measured reliably and it is probable that the Company will receive any consideration, revenue for services is recognised in the period in which they are rendered.

1.4.16	RESEARCH COSTS AND ADVERTISING EXPENSES

Research costs and advertising expenses are charged directly to the separate income statement in the year in which they are incurred.

1.4.17	FINANCE INCOME AND EXPENSES
Finance income and expenses are recognized on an accrual basis and include: interest accrued on the related financial assets and liabilities using the effective interest rate method, the changes in fair value of derivatives and other financial instruments measured at fair value through profit or loss, gains and losses on foreign exchange and financial instruments (including derivatives).

1.4.18	DIVIDENDS

Dividends received from companies other than subsidiaries, associates and joint ventures are recognized in the separate income statement in the year in which they become receivable following the resolution by the shareholders’ meeting for the distribution of dividends of the investee companies.

Dividends payable to third parties are reported as a change in equity in the year in which they are approved by the shareholders’ meeting.

1.4.19	TAXES

Income taxes include all taxes calculated on the basis of the taxable income of the companies of the Company.

Income taxes are recognized in the separate income statement, except to the extent that they relate to items directly charged or credited to equity, in which case the related tax is recognized in the relevant equity reserves. In the Statement of comprehensive income the amount of income taxes relating to each item included as “Other components of the Statement of comprehensive income” is indicated.

The income tax expense that could arise on the remittance of a subsidiary’s retained earnings is only recognized where there is the actual intention to remit such earnings.

Deferred tax liabilities / assets are recognized using the “Balance sheets liability method”. They are calculated on all temporary differences that arise between the tax base of an asset or liability and the carrying amounts in the financial statements, except for non-tax-deductible goodwill and for those differences related to investments in subsidiaries which will not reverse in the foreseeable future. Deferred tax assets relating to unused tax loss carry-forwards are recognized to the extent that it is probable that future taxable income will be available against which they can be utilized. Current and deferred tax assets and liabilities are offset when the income taxes are levied by the same tax authority and there is a legally enforceable right of offset. Deferred tax assets and liabilities are determined based on enacted tax rates in the respective jurisdictions in which the Company operates that are expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Taxes, other than income taxes, are included in “Other operating expenses”.

1.4.20	USE OF ESTIMATES

The preparation of financial statements and related disclosure in conformity with IFRS requires management to make estimates and assumptions based also on subjective judgments, past experience and assumptions considered reasonable and realistic in relation to the information known at the time of the estimate. Such estimates have an effect on the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the amount of revenues and costs during the period. Actual results could differ, even significantly, from those estimates owing to possible changes in the factors considered in the determination of such estimates. Estimates are reviewed periodically.

The most important accounting estimates which require a high degree of subjective assumptions and judgments are detailed below:

Financial statement area	Accounting estimates:

Provision for bad debts	The recoverability of receivables is measured by considering the uncollectibility of receivables, their age and losses on receivables recognized in the past by type of similar receivables.

Depreciation and amortization expense	Depreciation and amortization are calculated on the estimated useful life of the asset.

Employee defined benefit liabilities	Actuarial calculations are based on relevant assumptions.

2.	Cash and cash equivalents

Cash and cash equivalents are as follows:

	(in thousands of Euros)
	December 31, 2015	December 31, 2014
Deposits with banks and post offices	1,891	3,151
Cash and cash equivalent in hand	2	3
Total	1,893	3,154

The balances above represent cash and cash equivalents at each year-end date.

3.	Trade receivables

Trade receivables are as follows:

	(in thousands of Euros)
	December 31, 2015	December 31, 2014
Trade debtors	3,113	1,651
Bad debt provision	(146)	(149)
Amounts receivable for invoices not yet issued	16	-
Total	2,983	1,502
The amount of trade receivables, less an allowance for doubtful accounts, reflects the estimated net realizable value at each year-end date.

The ageing analysis of these receivables is as follows:

	(in thousands of Euros)
	December 31, 2015	December 31, 2014
Not yet due	2,739	1,236
Up to 3 months past due	253	254
3 to 6 months past due	-	20
6 to 12 months past due	-	17
Over 12 months past due	121	124
Total	3,113	1,651

4.	Inventories

Inventories are as follows:

	(in thousands of Euros)

	December 31, 2015	December 31, 2014
Raw materials and consumables	2,615	2,420
Finished goods and goods for resale	941	429
Provision for obsolescence	(252)	(252)
Total	3,304	2,597

Inventories are valued at weighted average cost. A provision is calculated for stock obsolescence and slow moving inventory.

5.	Other current assets

Other current assets are as follows:

	(in thousands of Euros)
	December 31, 2015	December 31, 2014
Advances	8	4
Other receivables	90	2
Receivables due from Bassi Holding	432	238
Accruals and deferreds	22	28
Total	552	272

Receivables due from Bassi Holding relate to the balance of the December 30, 2014 contribution in kind amounting to €238,000 and to an advance payment related to a 2015 tax liability €194,000.

6.	Property, plant and equipment, net

Property, plant and equipment is as follows:

			(in thousands of Euros)
	Plant, machinery and motor vehicles	Fixture and fittings	Other Tangible Assets	Total
Historical Cost
Contribution in kind (Dec. 30, 2014)	335	180	360	875

At December 31, 2014	335	180	360	875
Additions	82	17	1	100
Disposals	(2)	-	-	(2)
At December 31, 2015	415	197	361	973

Accumulated amortization
Contribution in kind (Dec. 30, 2014)	(225)	(126)	(147)	(498)

At December 31, 2014	(225)	(126)	(147)	(498)
Depreciation	(39)	(15)	(9)	(63)
Disposals	2	-	-	2
At December 31, 2015	(262)	(141)	(156)	(559)
Net book value at December 31, 2014	110	54	213	377
Net book value at December 31, 2015	153	56	205	414

Other tangible assets represent a photovoltaic system at the headquarters of the Company in Lugo di Ravenna, Italy.

7.	Intangible assets

Intangible assets are as follows:

		(in thousands of Euros)
	Software	Other Intangible Assets	Total
Historical Cost
Contribution in kind (Dec. 30, 2014)	22	-	22

At December 31, 2014	22	-	22
Additions	37	46	83
Disposals	-	-	-
At December 31, 2015	59	46	105

Accumulated amortization	-	-	-
Contribution in kind (Dec. 30, 2014)	(13)	-	(13)
Depreciation	(7)	-	(7)
At December 31, 2014	(20)	-	(20)
Depreciation	(7)	(9)	(16)
Disposals	-	-	-
At December 31, 2015	(27)	(9)	(36)
Net book value at December 31, 2014	2	-	2
Net book value at December 31, 2015	32	37	69

8.	Long-term deferred tax assets

Long-term deferred tax assets are as follows:

	(in thousands of Euros)
	December 31, 2015	December 31, 2014
Long-term deferred tax	230	240
Total	230	240

Deferred tax is calculated in full on temporary differences under the liability method using a tax rate of 31.4% (IRES 27.5% and IRAP 3.9%) (2014: 31.4%). A reduction in the Italian IRES rate to 24% will be substantively enacted in January 2017. This new rate has been applied to deferred tax balances which are expected to reverse after January 1, 2017, the date on which that new rate becomes effective.

Deferred tax assets have been recognized in respect of all tax losses and other temporary differences giving rise to deferred tax assets where the directors believe it is probable that these assets will be recovered.

9.	Loans and borrowings

Loans and borrowings are as follows:

	(in thousands of Euros)
	December 31, 2015	December 31, 2014
Current account	5	2
Total	5	2

10.	Trade payables

Trade payables are as follows:

	(in thousands of Euros)
	December 31, 2015	December 31, 2014
Trade payables	3,095	2,746
Total	3,095	2,746
Trade payables refer to the normal business operations of the Company.

11.	Other current liabilities

Other current liabilities are as follows:

	(in thousands of Euros)
	December 31, 2015	December 31, 2014
Advances from customers	24	1
Debt to employees	185	179
Social contributions	177	162
Tax payable	381	116
Other	31	-
Payable to Bassi Holding	-	360
Accruals and deferred income	972	352
Total	1,770	1,170
Tax payable includes €240,000 for the current portion of Italian substitution taxes due, see Note 14.

Accruals and deferred income includes accruals for employee vacation not taken of €336,000 (2014: €265,000) and €572,000 relating to invoices issued in December 2015 for goods despatched in December 2015 but which were not delivered to the customer until 2016 (2014: €Nil).

12.	Income tax payable (current)

	(in thousands of Euros)
	December 31, 2015	December 31, 2014
Current Tax	23	-
Total	23	-

Deferred tax assets have been recognized in respect of all tax losses and other temporary differences giving rise to deferred tax assets where the directors believe it is probable that these assets will be recovered. See note 8 deferred tax assets.

13.	Employee defined benefit liabilities

	(in thousands of Euros)
	December 31, 2015	December 31, 2014
Liability according to local Italian law	855	766
Deficit/(surplus) arising from IFRS evaluation	485	431
Defined Benefit obligation according to IAS 19	1,340	1,197
Total	1,340	1,197

The liability for severance payments ('Trattamento di fine Rapporto' or TFR) was valued in accordance with IAS 19.

The liabilities of the defined benefit schemes operated by the Company are determined using methods relying on actuarial estimates and assumptions. The Company takes advice from independent actuaries relating to the appropriateness of the assumptions. Changes in the assumptions used may have a significant effect on the statement of comprehensive income and the statement of financial position.

The following is the sensitivity analysis in respect of the principal actuarial assumptions:

DBO – Interest Rate Sensitivities
(in thousands of Euros)
Down (-0.5%)	1,453
Actual defined benefit obligation	1,340
Up (0.5%)	1,241

DBO – Mortality Rate Sensitivities
Down (-0.025%)	1,342
Actual defined benefit obligation	1,340
Up (0.025%)	1,339

DBO – Turn-over Rate Sensitivities
Down (-0.5%)	1,366
Actual defined benefit obligation	1,340
Up (0.5%)	1,316

DBO – Annual- Income Growth Rate Sensitivities
Down (-0.5%)	1,300
Actual defined benefit obligation	1,340
Up (0.5%)	1,384

14.	Income tax payable (non-current)

	(in thousands of Euros)
	December 31, 2015	December 31, 2014
Substitution tax liability in accordance with local tax law	180	-
Total	180	-

When filing the Company’s tax return for 2014, the Company elected to pay a tax liability in respect of the intangible assets that were recognised when Bassi received a contribution in kind from Bassi Holding in December 2014. These intangible assets were recorded in the Company’s financial statements that are prepared on an Italian GAAP basis and the company will benefit from tax deductible depreciation in respect of these assets in future years. The tax amount payable as a result of making this election was €600,000. The amounts payable in respect of this tax liability are as follows:

€180,000 was paid in 2015; €240,000 and €180,000 is payable in 2016 and 2017, respectively.

15.	Equity

As at December 31, 2015 and December 31, 2014 the Company’s share capital was authorized, issued and fully paid.

In 2015 dividends amounting to €420,000 were paid to Bassi Holding S.r.l. (2014: €200,000).

For the detailed movements in the Company’s equity, see the Statements of Stockholders’ Equity for the Years ended December 31, 2015 and 2014.

16.	Revenue

	(in thousands of Euros)
	December 31, 2015	December 31, 2014
Sale of goods to third parties	14,029	15,265
Other revenue and income	235	266
Total	14,264	15,531

Other revenue and income relates mainly to delivery costs charged to customers.

Sales by region

(in thousands of Euros)
December 31, 2015
Europe	5,154
North America	7,744
South America	437
Africa	26
Middle East	14
Far East	511
Oceania	143
Total	14,029

17.	Change in finished goods

	(in thousands of Euros)
	December 31, 2015	December 31, 2014
Change in finished goods	512	171
Total	512	171

18.	Raw material, outwork and consumables used

Raw material, outwork and consumables used and purchased during 2015 amount to €8,908,000.

	(in thousands of Euros)
	December 31, 2015	December 31, 2014
Raw material and consumable	8,762	8,887
Outwork	282	111
Change in Inventory of raw material and consumables	(195)	(217)
Cost of purchase material	59	185
Total	8,908	8,966

Cost of purchased material refers to duty of €5,000 and transport on purchase €54,000.

19.	Personnel costs

Total personnel costs, including €2,751,000 which has been allocated to Cost of Sales, amounted to €3,724,000.  (2014: €3,691,000 of which €2,582,000 has been allocated to Cost of Sales).

	(in thousands of Euros)
	December 31, 2015	December 31, 2014
Salaries	2,748	2,751
Social Contributions	958	904
Other Personnel costs	18	36
Total	3,724	3,691

20.	Other operating expenses

	(in thousands of Euros)
	December 31, 2015	December 31, 2014
Utilities	43	38
Administrative expense	31	43
Commissions	204	281
Carriage	163	144
Maintenance	26	36
Taxes and penalties	7	4
Marketing expenses	30	24
Credit losses and bad debt provision	16	118
Consultancy	118	125
Directors fees	29	28
Warranty costs	30	-
Travel	54	42
Rent	360	360
Insurance	30	31
Other	97	65
Total	1,238	1,339

21.	Amortization and depreciation

Amortization and depreciation amount to €78,000:

	(in thousands of Euros)
	December 31, 2015	December 31, 2014
Amortization of Intangible Assets	16	8
Depreciation of Property, Plant and Equipment	62	58
Total	78	66

22.	Finance income

Finance income amounted to €18,000.

	(in thousands of Euros)
	December 31, 2015	December 31, 2014
Exchange gain	8	1
Interest Income	10	22
Total	18	23

23.	Finance expense

Finance expense amounted to €17,000.

	(in thousands of Euros)
	December 31, 2015	December 31, 2014
Exchange losses	10	7
Interest costs	7	3
Total	17	10

24.	Tax expense

	(in thousands of Euros)
	December 31, 2015	December 31, 2014
Current tax	101	667
Deferred tax	(88)	(113)
Total	13	554
Deferred tax assets have been recognized in respect of all tax losses and other temporary differences giving rise to deferred tax assets where the directors believe it is probable that these assets will be recovered. See note 8 deferred tax assets.

25.	Other comprehensive income (loss)

	(in thousands of Euros)
	December 31, 2015	December 31, 2014
Profit for the year	816	1,099
Items that will or may be reclassified to profit or loss:
Actuarial losses on defined benefit obligation	(54)	(274)
Tax relating to the items that will be reclassified	15	75
Total comprehensive income	777	900
The comprehensive loss of €39,000 in 2015 is due to the recognition of the liability for TFR in accordance with IAS 19.

26.	Other information

	(in thousands of Euros)
	December 31, 2015	December 31, 2014
Board of Directors	29	28
Statutory Auditors	-	9
Total	29	37

27.	Contingent liabilities

At the December 31, 2015 and 2014 no liabilities had been excluded from the financial statements.